Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Reports Solid Revenue and Earnings Growth
Ground Package Volume Increases 14 Percent

MEMPHIS, Tenn., December 20, 2006 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.64 per diluted share for the second quarter ended November 30, compared to $1.53 per diluted share a year ago. The quarter’s results included costs associated with the new pilot labor contract at FedEx Express. The net effect of this agreement reduced second quarter earnings by approximately $0.25 per diluted share. Excluding these costs, second quarter earnings were $1.89 per diluted share, an increase of 24% from last year’s second quarter.

FedEx Corp. reported the following consolidated results for the second quarter:

• Revenue of $8.93 billion, up 10% from $8.09 billion the previous year

• Operating income of $839 million, up 6% from $790 million a year ago

• Operating margin of 9.4%, down from last year’s 9.8%

• Net income of $511 million, up 8% from $471 million the previous year

Total combined average daily package volume at FedEx Express and FedEx Ground grew 7% year over year for the quarter, led by ground and international express package growth.

“FedEx continues to deliver outstanding financial results, and I am confident about our business going forward,” said Frederick W. Smith, chairman, president and chief executive officer of FedEx Corp. “Package volumes are solid this holiday season, and we see continued global economic growth in 2007.”

The company has announced a net 3.5% average price increase on U.S. domestic and U.S. export express shipments, and a 4.9% average price increase on FedEx Ground services. These changes will be effective January 1, 2007. The company also announced increases to various shipment surcharges.

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Outlook

With the better-than-expected second quarter results and an expected strong fourth quarter, management is tightening its annual earnings guidance range to $6.35 to $6.65 per diluted share. Excluding the net impact of the second quarter costs associated with the new pilot labor contract, the updated guidance is $6.60 to $6.90 per diluted share. For the third quarter, earnings are expected to be $1.20 to $1.35 per diluted share. For the fourth quarter, earnings are expected to be $1.98 to $2.13 per diluted share. The capital spending forecast for fiscal 2007 is $3.1 billion.

“Earnings for our second quarter were better than forecast primarily due to lower than expected fuel prices, slightly stronger than anticipated growth at FedEx Ground and insurance proceeds related to Hurricane Katrina,” said Alan B. Graf, Jr., executive vice president and chief financial officer. “Our earnings guidance for the third quarter recognizes a difficult year-over-year comparison, as last year’s third quarter benefited from the timing lag that exists between when we purchase fuel and when our indexed fuel surcharges automatically adjust. December 2005 fuel surcharges at FedEx Express and FedEx Ground were set during the period fuel prices had spiked following Hurricane Katrina. We remain optimistic that we will continue to improve full-year margins and returns during a period of moderate economic growth.”

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

• Revenue of $5.69 billion, up 6% from last year’s $5.37 billion

• Operating income of $502 million, up 5% from $476 million a year ago

• Operating margin of 8.8%, down from 8.9% the previous year

Operating margin was negatively affected by costs associated with the new pilot labor contract. The new contract includes signing bonuses and other upfront compensation of approximately $143 million, as well as pay increases and other benefit enhancements, which were partially mitigated by reductions in variable incentive compensation. These costs more than offset the benefit from revenue growth, declining fuel prices and revenue management actions.

2

FedEx International Priority (IP) revenue grew 12% for the quarter, as IP revenue per package grew 6%, primarily due to favorable exchange rates, a higher rate per pound and an increase in package weight. IP average daily package volume grew 6%. U.S. domestic revenue per package increased 3%, driven by a higher rate per pound, while package volume declined 1%.

FedEx Express continues to grow and strengthen its international network. The company recently acquired ANC Holdings Ltd., a United Kingdom domestic express transportation company, and entered into an agreement to acquire Prakash Air Freight Pvt. Ltd., its Indian express service provider. These strategic investments will expand the company’s offering to customers and deliver additional value to shareowners.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

• Revenue of $1.52 billion, up 16% from last year’s $1.31 billion

• Operating income of $191 million, up 17% from $163 million a year ago

• Operating margin of 12.6%, up from 12.5% the previous year

FedEx Ground average daily package volume grew 14% year over year in the second quarter due to increased commercial business and the continued growth in the FedEx Home Delivery service. Yield improved 2% primarily due to a higher rate per pound, higher fuel surcharges and increased extra service revenues.

Operating margin was higher due to revenue growth, improved operating results at FedEx SmartPost and lower fuel costs, which more than offset increased network expansion and legal costs.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

• Revenue of $1.23 billion, up 31% from last year’s $932 million

• Operating income of $138 million, up 2% from $135 million a year ago

• Operating margin of 11.3%, down from 14.5% the previous year

On September 3, FedEx completed the purchase of Watkins Motor Lines. The operations of Watkins Motor Lines are being rebranded as FedEx National LTL. Operating margin declined during the quarter, as the impact of FedEx National LTL, including integration costs, more than offset the benefit from a property sale gain.

3

Less-than-truckload (LTL) shipments increased 28% year over year primarily due to the FedEx National LTL acquisition and demand for FedEx Freight’s regional and interregional services. Average daily LTL shipments at FedEx Freight, excluding FedEx National LTL, continued to grow in the second quarter, although growth moderated each month during the quarter. LTL yield improved 11% year over year reflecting higher yields from longer-haul FedEx National LTL shipments and higher rates.

FedEx Kinko’s Segment

For the second quarter, the FedEx Kinko’s segment reported:

• Revenue of $519 million, down 2% from last year’s $528 million

• Operating income of $8 million, down 50% from $16 million a year ago

• Operating margin of 1.5%, down from 3.0% the previous year

FedEx Kinko’s revenues decreased year over year primarily due to lower copy product revenues attributed to decreased demand. The operating margin decline was primarily due to the base revenue decline, network expansion costs, employee development and training costs, and sales workforce reorganization expenses.

FedEx Kinko’s continues a company-wide effort to refocus resources on core business priorities, including a multi-year network expansion using a lower-cost model. The company opened 86 centers in the first half of the fiscal year with plans for a total of approximately 200 new locations by the end of FY07.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $34 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 275,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

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Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter FY2007 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 20, are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s and FedEx National LTL businesses, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Howard Clabo 901-818-7463
Investor Contact: Mickey Foster 901-818-7519
Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the net impact of the costs associated with the new pilot labor contract from this quarter’s results and this year’s guidance will allow more accurate comparisons to prior periods of our operating performance in fiscal 2007. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

		Q2 FY07 EPS vs.
	Q2 FY07 Diluted	Q2 FY06 EPS
	Earnings Per Share	(% Change)
Non-GAAP measure	$1.89	24%
Impact of new pilot contract, net of variable compensation and income taxes	(0.25)

GAAP measure	$1.64	7%

FY07 Diluted EPS Guidance
Earnings guidance excluding net effect of new pilot contract (non-GAAP)	$6.60 -- $6.90
Impact of new pilot contract, net of variable compensation and income taxes	(0.25) -- (0.25)

Earnings guidance (GAAP)	$6.35 -- $6.65

FEDEX CORP. FINANCIAL HIGHLIGHTS
Second Quarter Fiscal 2007
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2006	2005	%	2006	2005	%
Revenue:
FedEx Express segment	$5,693	$5,370	6%	$11,333	$10,492	8%
FedEx Ground segment	1,520	1,307	16%	2,937	2,526	16%
FedEx Freight segment	1,225	932	31%	2,238	1,824	23%
FedEx Kinko’s segment	519	528	(2%)	1,023	1,045	(2%)
Other & eliminations	(31)	(47)	NM	(60)	(90)	NM

Total Revenue	8,926	8,090	10%	17,471	15,797	11%
Operating Expenses:
Salaries and employee benefits	3,526	3,081	14%	6,811	6,143	11%
Purchased transportation	996	812	23%	1,892	1,583	20%
Rentals and landing fees	584	584	—	1,154	1,249	(8%)
Depreciation and amortization	430	386	11%	829	756	10%
Fuel	860	891	(3%)	1,801	1,619	11%
Maintenance and repairs	492	445	11%	1,007	913	10%
Other	1,199	1,101	9%	2,354	2,160	9%

Total Operating Expenses	8,087	7,300	11%	15,848	14,423	10%
Operating Income:
FedEx Express segment	502	476	5%	969	761	27%
FedEx Ground segment	191	163	17%	348	311	12%
FedEx Freight segment	138	135	2%	288	270	7%
FedEx Kinko’s segment	8	16	(50%)	18	32	(44%)
Other & eliminations	—	—	NM	—	—	NM

Total Operating Income	839	790	6%	1,623	1,374	18%
Other Income (Expense):
Interest, net	(17)	(30)	(43%)	(26)	(54)	(52%)
Other, net	1	—	NM	(4)	(11)	(64%)

Total Other Income (Expense)	(16)	(30)	(47%)	(30)	(65)	(54%)
Pretax Income	823	760	8%	1,593	1,309	22%
Provision for Income Taxes	312	289	8%	607	499	22%

Net Income	$511	$471	8%	$986	$810	22%

Diluted Earnings Per Share	$1.64	$1.53	7%	$3.17	$2.63	21%

Weighted Average Common and Common Equivalent Shares	311	308	1%	311	308	1%
Capital Expenditures	$760	$655	16%	$1,459	$1,326	10%
Average Full-Time Equivalents (000s)	239	222	8%	232	220	5%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Second Quarter Fiscal 2007
(In millions)

	Nov. 30, 2006
	(Unaudited)	May 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,855	$1,937
Other current assets	4,988	4,527

Total Current Assets	6,843	6,464
Net Property and Equipment	11,988	10,770
Other Long-Term Assets	5,882	5,456

	$24,713	$22,690

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Current portion of long-term debt	$1,168	$850
Other current liabilities	4,806	4,623

Total Current Liabilities	5,974	5,473
Long-Term Debt, Less Current Portion	2,047	1,592
Other Long-Term Liabilities	4,134	4,114
Total Common Stockholders’ Investment	12,558	11,511

	$24,713	$22,690

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Second Quarter Fiscal 2007
(In millions)
(Unaudited)

	Six Months Ended
	November 30
	2006	2005
Operating Activities:
Net income	$986	$810
Noncash charges:
Depreciation and amortization	829	754
Other, net	65	200
Changes in operating assets and liabilities, net	(532)	(629)

Net cash provided by operating activities	1,348	1,135
Investing Activities:
Capital expenditures	(1,459)	(1,326)
Business acquisition	(784)	—
Proceeds from asset dispositions and other	32	37

Net cash used in investing activities	(2,211)	(1,289)
Financing Activities:
Proceeds from debt issuances	999	—
Dividends paid	(55)	(48)
Other, net	(163)	(51)

Net cash provided by (used in) financing activities	781	(99)

Net decrease in cash and cash equivalents	(82)	(253)
Cash and cash equivalents at beginning of period	1,937	1,039

Cash and cash equivalents at end of period	$1,855	$786

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2006	2005	%	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$5,693	$5,370	6%	$11,333	$10,492	8%
Operating Expenses:
Salaries and employee benefits	2,116	1,959	8%	4,118	3,930	5%
Purchased transportation	269	236	14%	532	477	12%
Rentals and landing fees	392	409	(4%)	790	892	(11%)
Depreciation and amortization	208	203	2%	413	396	4%
Fuel	716	760	(6%)	1,514	1,388	9%
Maintenance and repairs	365	339	8%	763	700	9%
Intercompany charges	526	383	37%	1,036	741	40%
Other	599	605	(1%)	1,198	1,207	(1%)

Total Operating Expenses	5,191	4,894	6%	10,364	9,731	7%

Operating Income	$502	$476	5%	$969	$761	27%

Operating Margin	8.8%	8.9%		8.6%	7.3%
OPERATING STATISTICS
Operating Weekdays	63	63	—	128	128	—
AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,183	1,211	(2%)	1,174	1,195	(2%)
U.S. Overnight Envelope	700	702	(0%)	702	707	(1%)
U.S. Deferred	895	886	1%	875	891	(2%)

Total U.S. Domestic Package	2,778	2,799	(1%)	2,751	2,793	(2%)
International Priority	507	480	6%	488	462	6%

Total Average Daily Packages	3,285	3,279	0%	3,239	3,255	(0%)

Average Daily Freight Pounds (000s):
U.S.	9,917	9,544	4%	9,642	9,209	5%
International	1,946	2,283	(15%)	1,922	2,159	(11%)

Total Avg Daily Freight Pounds	11,863	11,827	0%	11,564	11,368	2%

YIELD
Revenue Per Package:
U.S. Overnight Box	$21.92	$21.03	4%	$21.87	$20.69	6%
U.S. Overnight Envelope	11.06	10.86	2%	11.13	10.71	4%
U.S. Deferred	12.70	12.56	1%	12.69	12.16	4%

Total U.S. Domestic Package	16.21	15.80	3%	16.21	15.44	5%
International Priority	61.68	58.14	6%	62.12	57.36	8%

Composite Package Yield	$23.22	$21.99	6%	$23.13	$21.39	8%

Revenue Per Freight Pound:
U.S.	$1.00	$0.94	6%	$1.00	$0.91	10%
International	0.86	0.81	6%	0.85	0.80	6%

Composite Freight Yield	$0.98	$0.91	8%	$0.97	$0.89	9%

Average Full-Time Equivalents (000s)	121	124	(2%)	121	125	(3%)

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2006	2005	%	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$1,520	$1,307	16%	$2,937	$2,526	16%
Operating Expenses:
Salaries and employee benefits	256	230	11%	497	451	10%
Purchased transportation	592	506	17%	1,145	972	18%
Rentals	44	36	22%	80	67	19%
Depreciation and amortization	65	53	23%	126	103	22%
Fuel	28	27	4%	59	45	31%
Maintenance and repairs	32	28	14%	63	57	11%
Intercompany charges	147	129	14%	283	249	14%
Other	165	135	22%	336	271	24%

Total Operating Expenses	1,329	1,144	16%	2,589	2,215	17%

Operating Income	$191	$163	17%	$348	$311	12%

Operating Margin	12.6%	12.5%		11.8%	12.3%
OPERATING STATISTICS
Operating Weekdays	63	63	—	128	128	—
Average Daily Package Volume[1] (000s)	3,242	2,843	14%	3,082	2,712	14%
Yield (Revenue Per Package)[1]	$7.04	$6.90	2%	$7.08	$6.91	2%
1 — Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2006	2005	%	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$1,225	$932	31%	$2,238	$1,824	23%
Operating Expenses:
Salaries and employee benefits	592	442	34%	1,076	881	22%
Purchased transportation	140	81	73%	223	153	46%
Rentals and landing fees	30	25	20%	53	49	8%
Depreciation and amortization	52	29	79%	83	59	41%
Fuel	116	104	12%	228	186	23%
Maintenance and repairs	45	30	50%	77	58	33%
Intercompany charges	16	9	78%	30	18	67%
Other	96	77	25%	180	150	20%

Total Operating Expenses	1,087	797	36%	1,950	1,554	25%

Operating Income	$138	$135	2%	$288	$270	7%

Operating Margin	11.3%	14.5%		12.9%	14.8%
OPERATING STATISTICS
LTL Operating Weekdays	61	62	(2%)	126	127	(1%)
LTL Shipments Per Day (000s)	87	68	28%	78	67	16%
Weight Per LTL Shipment (lbs)	1,127	1,161	(3%)	1,128	1,147	(2%)
LTL Revenue/CWT	$18.73	$16.80	11%	$18.35	$16.68	10%
The results of operations for FedEx National LTL are included in our consolidated results from the date of acquisition on September 3, 2006.

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS
Second Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2006	2005	%	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$519	$528	(2%)	$1,023	$1,045	(2%)
Operating Expenses:
Salaries and employee benefits	198	190	4%	389	376	3%
Rentals	96	99	(3%)	190	201	(5%)
Depreciation and amortization	35	37	(5%)	69	73	(5%)
Maintenance and repairs	17	19	(11%)	32	37	(14%)
Intercompany charges	16	6	NM	27	10	NM
Other operating expenses:
Supplies, including paper and toner	67	70	(4%)	133	137	(3%)
Other	82	91	(10%)	165	179	(8%)

Total Operating Expenses	511	512	(0%)	1,005	1,013	(1%)

Operating Income	$8	$16	(50%)	$18	$32	(44%)

Operating Margin	1.5%	3.0%		1.8%	3.1%